                                                             EXHIBIT (h)(32)(b)

                Amendment to Administrative Services Agreement
                       Franklin Templeton Services, LLC
       The United States Life Insurance Company in the City of New York

   The Administrative Services Agreement, dated as of November 1, 2001, by and among Franklin Templeton Services, LLC, and The United States Life Insurance Company in the City of New York (the "Agreement") is hereby amended as follows:

    1. Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of______, 2003.

Franklin Templeton Services, LLC

By:
       -------------------------
Name:
Title:


The United States Life Insurance
Company in the City of New York

By:
       -------------------------
Name:
Title:

                                  Schedule B

                        Administrative Expense Payments

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

                Product /                                                       Fee   Effective
  Company   Securities Act No.                Funds of the Trust                Rate    Date
  -------   ------------------ ------------------------------------------------ ----  ----------
The United  Platinum Investor  Franklin U.S. Government Fund-Class 2            0.15% 11/1/01
States Life VUL                Mutual Shares Securities Fund-Class 2
Insurance   333-79471          Templeton Foreign Securities Fund - Class 2
Company
in the City Platinum Investor  Franklin U.S. Government Fund-Class 2
of New      Survivor VUL       Mutual Shares Securities Fund-Class 2
York        333-57062          Templeton Foreign Securities Fund - Class 2

            Platinum Investor  Franklin U.S. Government Fund-Class 2            0.15% __/ __/ 03
            PLUS VUL           Mutual Shares Securities Fund-Class 2
            333-               Templeton International Securities Fund-Class 2
                               Franklin Small Cap Value Securities Fund-Class 2

            Platinum Investor  Franklin U.S. Government Fund-Class 2
            Survivor II VUL    Mutual Shares Securities Fund-Class 2
            333-               Templeton International Securities Fund-Class 2
                               Franklin Small Cap Value Securities Fund-Class 2

            Platinum Investor  Franklin U.S. Government Fund-Class 2
            III VUL            Mutual Shares Securities Fund-Class 2
            333-               Templeton International Securities Fund-Class 2
                               Franklin Small Cap Value Securities Fund-Class 2

            Platinum Investor  Franklin U.S. Government Fund-Class 2
            IVA                Mutual Shares Securities Fund-Class 2
            333-               Templeton International Securities Fund-Class 2
                               Franklin Small Cap Value Securities Fund-Class 2

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